UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): February 27, 2020
____________________
TransUnion

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000
____________________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed on November 14, 2018, and pursuant to the terms of the Employment Agreement, dated November 13, 2018, between TransUnion and James M. Peck, Mr. Peck resigned from his position as a member of the Board of Directors on February 29, 2020, effective immediately. His resignation did not result from any disagreement with TransUnion on any matter relating to the company’s operations, policies or practices.
Item 8.01 Other Events.
On February 27, 2020, the United States Court of Appeals for the Ninth Circuit issued its opinion in Ramirez v. Trans Union LLC, (No. 3:12-cv-00632-JSC, United States District Court for the Northern District of California), which is discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 18, 2020. The Ninth Circuit’s opinion affirmed in part and reversed and vacated in part the trial court’s judgment, holding that the punitive damages award was excessive in violation of constitutional due process. The court remanded the case to the trial court with instructions to reduce the punitive damages award from approximately $52 million ($6,353.08 per class member) to approximately $32 million ($3,936.88 per class member). We will record an estimated liability at March 31, 2020 in an amount equal to the portion of the punitive damages award affirmed by the Ninth Circuit. The extent of our insurance coverage for punitive damages in this matter is uncertain and may be less than the full amount affirmed by the Ninth Circuit. Despite the jury verdict and Ninth Circuit opinion, we continue to believe that we have not willfully violated any law. We are evaluating further appropriate post-judgment actions seeking further modification of the judgment, have engaged with our insurance carriers and will aggressively pursue all potential recoveries.
Item 9.01 Financial Statements and Exhibits.
(d)The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.
TRANSUNION
Date: March 5, 2020
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President